EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made effective the 19th day of February, 2018, by and among:

(I) The persons indicated on the signature pages of this Agreement as the “XON Stockholders”, with principal business address of 401 Congress Avenue Suite 1540 Austin TX 78701-3851; and

(II) WALKER LANE EXPLORATION, INC. (“Walker Lane”), a Nevada corporation whose common shares are quoted on the OTC Bulletin Board under the stock symbol “WKLN”, and whose common shares are registered as a class of securities under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS:

(A) The XON Energy Stockholders are collectively the owners and holders of 6,115,279 restricted shares (the “XON Shares”) of the common stock, par value $.001 per share, of XON Energy Resources, Inc. ("XON") a corporation organized under the laws of the State of Texas, whose registered office is at 401 Congress Ave Ste 1540, Austin TX 78701-3851, which XON Shares represents one hundred percent (100%) of the total issued and outstanding capital shares of XON.  XON is in the business of acquiring and developing mature oil and gas leases;

(B) The XON Stockholders and Walker Lane have agreed that the XON Stockholders shall sell and transfer the XON Shares to Walker Lane, and Walker Lane shall sell and issue to the XON Stockholders, rateably, 6,115,279 restricted shares (the “Walker Lane Shares”) of common stock, par value $.001 per share, of Walker Lane in exchange therefor, upon the terms and subject to the conditions set out in this Agreement; and

(C) As a result of the share exchange described in the preceding recital, XON will become a wholly-owned subsidiary of Walker Lane and the XON Stockholders shall together own and hold common shares of Walker Lane consisting of approximately 45% of the total issued and outstanding common stock of Walker Lane.

     NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the Parties hereby agree as follows:

1.The expressions "XON Stockholders", "Walker Lane" and “XON” shall, where the context permits, include their respective successors and permitted assigns. At times herein, the parties to this Agreement may be referred to individually as a “Party” and collectively as the “Parties”.

2. Subject to satisfaction of the Closing Conditions (defined below), at the Closing (defined below) (a) The XON Stockholders agree to sell the XON Shares and Walker Lane agrees to purchase the XON Shares, and (b) Walker Lane agrees to issue and sell the Walker Lane Shares to the XON Stockholders, rateably, and the XON Stockholders agree to purchase the Walker Lane Shares from Walker Lane.

3. Shares To Be Transferred and Shares To Be Issued.

3.1. On the Closing Date (defined below), the XON Stockholders shall transfer to Walker Lane certificates representing the XON Shares, which in the aggregate shall represent one hundred percent (100%) of the issued and outstanding shares of XON Energy.

3.2. On the Closing Date (defined below) and in exchange for the XON Shares being transferred pursuant to the foregoing subparagraph 3.1, the XON Stockholders shall be entitled, rateably, to certificates representing 6,115,279 Walker Lane Shares.

3.3 In the event that any of the XON Stockholders or any transferee of the Walker Lane Shares attempts to resell such shares in compliance with this Agreement, Walker Lane, upon being informed in writing by such XON Stockholder or transferee that they intend to sell or transfer all or any portion of such shares [either because the shares are subject to an effective registration statement or are eligible for resale under Rule 144 promulgated under the Securities Act (including any Rule adopted in substitution or replacement thereof)], Walker Lane will allow such sale or transfer and will not interfere in any way with such sale or transfer. In addition, Walker Lane will certify in writing to any person, at the request of such XON Stockholder or transferee, that Walker Lane is in compliance with the Rule 144 current public information requirement to enable such XON Stockholder or transferee to sell such person's securities under Rule 144 (but only if Rule 144 is available for the sale), and as may be applicable under the circumstances.  If any certificate representing the Walker Lane Shares or any portion thereof is presented to Walker Lane’s transfer agent for registration or transfer in connection with any sales made in compliance with the applicable securities laws [whether because the Walker Lane Shares are subject to an effective registration statement under the Securities Act or are eligible for resale under Rule 144 (provided such certificate is duly endorsed for transfer by the appropriate person or accompanied by a separate stock power duly executed by the appropriate person in each case)], Walker Lane will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such shares to the transferee.  All costs of any such transfers shall be borne by such XON Stockholder or transferee, including the costs of any necessary legal opinion.

4. Closing Conditions.

4.1. Closing shall be subject to the fulfillment of each of the following conditions (the “Closing Conditions”):

(a) The XON Stockholders’ Warranties (defined below) having remained materially true and accurate and not materially misleading at all times up to and as of Closing (except to the extent that a XON Stockholders’ Warranty was by its terms made as of a specific date, in which case Closing shall be conditional on such XON Stockholders’ Warranty having been true at such date);

(b) The performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the XON Stockholders and all the approvals and consents necessary to complete the share exchange described herein (including any consents of governmental or regulatory authorities and any requisite approvals from the XON Stockholders with respect to the said share exchange;

(c) The delivery by the XON Stockholders to Walker Lane of a certificate executed by their duly appointed representative, dated as of the Closing Date, to the effect that the Closing Conditions for which the XON Stockholders are responsible have been satisfied;

(d) Within the language of this Agreement, the terms buy, purchase, sale and sell shall all constitute the equivalent of “Share Exchange or Share Transfer” as no Party to this Agreement is actually buying or selling any stock shares. Therefore, the Parties’ mutual satisfaction is set forth herein such that the transaction will be treated for income tax purpose as a tax free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

(e) The Walker Lane Warranties (defined below) having remained true and accurate and not misleading at all times up to and as at the Closing (except to the extent that a Walker Lane Warranty was by its terms made as of a specific date, in which case Closing shall be subject to such warranty having been true at such date);

(f) The performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Walker Lane, and all the approvals and consents necessary to complete the share exchange described herein (including any consents of governmental or regulatory authorities) having been obtained by Walker Lane; and

(g) The delivery by Walker Lane to the duly appointed representative of the XON Stockholders of a certificate executed by the executive officer of Walker Lane, dated the Closing Date, to the effect that the Closing Conditions for which Walker Lane is responsible have been satisfied.

4.2 The duly appointed representative of the XON Stockholders may waive all or any of the Closing Conditions set out in this Section by notice in writing to Walker Lane.

4.3 Walker Lane may waive all or any of the Closing Conditions in this Section by notice in writing to the duly appointed representative of the XON Stockholders.

4.4 This Agreement may be terminated by written consent of all of the Parties, or if any of the Closing Conditions set forth herein are not fulfilled or waived in accordance with this agreement on or before 12:00 noon, Central Time, on March 10, 2018.  In the event of any such termination, this Agreement will terminate and become null and void and the Parties hereto will be released from all their respective obligations hereunder, except for the liabilities of a Party for any antecedent breaches hereof.

5. Closing.

5.1 The consummation of the transactions which are the subject of this Agreement (the “Closing”) shall take place at the offices of XON or such other place as the Parties may agree, on or before March 15, 2018 (the “ Closing Date”) or such other time as mutually agreed upon by the parties hereto in writing.

5.2 Subject to Section 4, the Closing shall take place at 12:00 noon, Central Time, on the Closing Date, at which time:

(a) The XON Stockholders shall: (i) sell transfer the XON Shares to Walker Lane; and (ii) deliver or caused to be delivered to Walker Lane: (A)  the Board of Directors shall warrant that (100%) Of XON Stockholders have authorized the execution and closing of this Agreement, the appointment of the representative of the XON Stockholders and the Sale to Walker Lane of the XON Shares; (B) duly issued stock certificate(s) of XON issued in the name of Walker Lane, evidencing the XON Shares; (C) a receipt for the delivered Walker Lane Shares received by the XON Stockholders at the Closing; and (D) all other documents required to be delivered by the XON Stockholders at or prior to the Closing.

(b) Walker Lane shall: (i) authorize and issue the Walker Lane Shares to the XON Stockholders, rateably and credited as fully paid; and (ii) deliver or caused to be delivered to the designated representative of the XON Stockholders: (A) certified copies of resolutions of Walker Lane’s Board of Directors approving and authorizing the execution and closing of this Agreement and the issuance of the Walker Lane Shares to the XON Stockholders; (B) certified copies of the resolutions or written approval of the shareholders of Walker Lane, if applicable, approving the issuance of the Walker Lane Shares to the XON Stockholders; (C) duly issued share certificates in the names of the XON Stockholders in respect of the delivered Walker Lane Shares; and (D) all other documents required to be delivered by Walker Lane at or prior to Closing.

6. Further Obligations of the Parties.

6.1 Each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate, as promptly as possible, the transaction contemplated by this Agreement, including, without limitation, that:

(a) The Board of Directors warrants that each of the XON Stockholders have surrendered their shares to the Company band the Chairman, the Chairman is authorized to assist Walker Lane in the exchanges of correspondence in relation to the transaction referred to herein with relevant authorities.;

(b) Each of the XON Stockholders shall use their reasonable best efforts to prepare all necessary meetings of the XON Stockholders (with recommendations in favour as appropriate) in connection with obtaining the approval of their sale of the XON Shares and their purchase base of the Walker Lane Shares in exchange therefore;

(c) Walker Lane shall use its reasonable best efforts to prepare all necessary documentation and to convene all necessary meetings of its shareholders (with recommendations in favour as appropriate) in connection with obtaining the approval of such stockholders of the exchange of the Walker Lane Shares and the exchange by Walker Lane of the XON Shares in exchange therefore.

6.2 From and after the Closing Date, the designated representative of the XON Stockholders shall promptly provide Walker Lane with any information reasonably requested by Walker Lane to enable Walker Lane to prepare its tax returns (including the making of any elections) and make any determinations with respect to taxes.

7. Representations, Warranties and Undertakings of the XON Stockholders (at times herein the “XON Stockholders’ Warranties”).

7.1 Each of the XON Stockholders have cancelled their shares and surrendered them to the Company in order that the Board of Directors May obligate the Company and represents, warrants and undertake to Walker Lane (with the intent that the provisions of this Section shall continue to have full force and effect after the Closing) as follows (for purposes of this Agreement, with respect to either Party, a "Material Adverse Effect" shall mean a material adverse effect on the business, assets, financial condition or operations of the Party and its subsidiaries, taken as a whole):

(a) Authority of XON Stockholders. Each XON Stockholder has surrendered its shares to the Company and authorized the Chairman of the Board the power and authority to execute and deliver this Agreement, and to deliver the XON Shares. XON is duly qualified and is authorized to do business and is in good standing as a foreign business entity in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so could not have, individually or in the aggregate, a Material Adverse Effect (as defined herein) on XON once XON reinstates its Texas certificate to do business by filing the appropriate state returns that shall become effective prior to the closing Date of the March 15th, 2018.

(b) Organization, Good Standing and Qualification of XON. XON has been duly organized and is currently not validly existing in the state of Texas, for which it shall file the appropriate state returns to become validly existing prior to Closing Date March 15th 2018, is not the liquidation or receivership, bad has the poser and government authority to won its properties and conduct it business as described in the due diligence materials supplied heretofore by the designated representative of the  XON Stockholders to the management of Walker Lane, and XON is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on XON. All of the issued and outstanding capital stock of XON has been duly authorized and validly issued and is fully paid and non-assessable, and is owned free from liens, encumbrances and defects other than as set forth in the due diligence materials supplied heretofore by the designated representative of the XON Stockholders to the management of Walker Lane or which would not have a Material Adverse Effect on Walker Lane after the Closing.

(c) Validly Issued Shares. When the XON shares are received by Walker Lane in compliance with the provisions of this Agreement, the XON Shares will be validly issued, fully paid and non-assessable, will rank pari passu in all respects with all existing issued capital shares of XON, and will be free of any restrictions, limits, claims, liens or other encumbrances; provided, however, that the XON Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d) Authorization; Binding Obligations. All actions on the part of the XON Stockholders and their designated representative necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of WKLN the XON Stockholders hereunder and the sale, transfer and delivery of the XON Shares to Walker Lane pursuant hereto have been taken or will be taken prior to Closing. This Agreement has been duly executed and delivered by the XON Board of Directors, on behalf of the Stockholders of XON, and (assuming the due authorization, execution and delivery hereof by Walker Lane) this Agreement is a valid and binding obligation of the XON Stockholders, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the XON Shares is not subject to any stockholders’ agreement, preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

(e) Capitalization of XON. The authorized capital stock of XON consists of one hundred million (25,000,000) common shares, $.001par value per share, of which 6,115,279 shares were issued and outstanding as of the date of this Agreement, all of which are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding rights (including without limitation, preemptive rights) warrants or options to acquire, or instruments convertible into or exchangeable for, any material number of ordinary shares or any other class of shares or equity interest in XON, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any material number of shares of common stock of XON, any such convertible or exchangeable securities or any such rights, warrants or options.

(f) Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by the XON Stockholders, the consummation by the XON Stockholders of the transactions contemplated hereby or compliance by the XON Stockholders with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the organizational documents of XON, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which XON or any of the XON Stockholders is a party or by which any of them any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, license, rule or regulation applicable to XON or any of the XON Stockholders or any of their properties or assets, excluding from the foregoing subsections (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of the XON Stockholders to consummate the transaction.

(g) Due Diligence Materials. The designated representative of the XON Stockholders has furnished or made available to Walker Lane, prior to the date hereof, copies of such written reports, business plans, financial projections and other materials concerning XON and its business prospects.  Each such document or other item provided to Walker Lane, as of its respective date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of XON and the XON Stockholders is a party to any material contract, agreement or other arrangement which has not been disclosed to Walker Lane by the designated representative of the XON Stockholders as part of such due diligence materials.

(h) Absence of Certain Changes. Since the respective dates of the documents and other items provided to Walker Lane as described in the immediately preceding subsection, and other than in the ordinary course of business, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of XON or any repurchase, redemption or other acquisition by XON of a material number of its outstanding shares of capital stock; (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result in a Material Adverse Effect on XON; (iii) any loss or waiver by XON of a valuable right or of a material debt owed to it, except for such losses or waivers that have not resulted and are not expected to result, in a Material Adverse Effect on XON; (iv) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which XON or any of its assets, business prospects or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect on XON; (v) any material change by XON in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except for any such change mandated by applicable accounting principles or practices; or (vi) any other event or condition of any character, except for such events and conditions described in the due diligence materials that have heretofore been provided by the XON Stockholders to Walker Lane or that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on XON or Walker Lane.

(i) Purchase for Own Account. The Walker Lane Shares are being acquired for investment for each XON Stockholder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and no XON Stockholder has any present intention of selling, granting any participation in, or otherwise distributing the same.

(j) Investment Experience. Each of the XON Stockholders understands that the purchase of the Walker Lane Shares involves substantial risk. Each of the XON Stockholders has experience as an investor in securities of similar companies and acknowledges that they are able to fend for themselves, can bear the economic risk of their investment in the Walker Lane Shares and has such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of this investment in the Walker Lane Shares, and protecting their own interests in connection with this investment.

(k) Restricted Securities. Each of the XON Stockholders hereby acknowledges and agrees with Walker Lane that the Walker Lane Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act, and further agrees that they have not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Walker Lane Shares other than (i) pursuant to Rule 144 under the Securities Act, or (ii) pursuant to any transaction that does not require registration under the Securities Act. Each of the XON Stockholders is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(l) Legends. Each of the XON Stockholders agrees that the certificates for the Walker Lane Shares shall bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.”

8. Representations, Warranties and Undertakings of Walker Lane (at times herein the “Walker Lane Warranties”).

8.1 Walker Lane hereby represents, warrants and undertakes to the XON Stockholders (to the extent that the provisions of this Section shall continue to have full force and effect following the Closing Date) that:

(a) Organization, Good Standing and Qualification. Walker Lane is a corporation duly organized and validly existing under the laws of Nevada, has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to authorize and issue the Walker Lane Shares subject to the terms and conditions of this Agreement, to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted. Walker Lane is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect.

(b) Capitalization of Walker Lane. The authorized capital stock of Walker Lane consists of 25,000,000 common shares, $0.001 par value per share, of which 7,523,119 common shares will be issued and outstanding as of the Closing Date (and before giving effect to the transaction which is the subject of this Agreement), all of which are duly authorized, validly issued, fully paid and non-assessable.  Except as has heretofore been disclosed to the XON Stockholders, there are no outstanding rights (including without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any material number of common shares or any other class of shares or equity interest in Walker Lane, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any material number of shares of common shares of Walker Lane, any such convertible or exchangeable securities, or any such rights, warrants or options.

(c) Validly Issued Shares.  When issued in compliance with the provisions of this Agreement, the Walker Lane Shares will be validly issued and credited as fully paid, will rank pari passu in all respects with all existing issued common shares of Walker Lane, and will be free of any restrictions, limits, claims, liens or other encumbrances; provided, however, that the Walker Lane Shares will be subject to restrictions on transfer as herein provided, and under applicable federal and state securities laws or Stock Exchange regulations as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d) Authorization; Binding Obligations.  Except as otherwise provided herein, all actions on the part of Walker Lane and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Walker Lane hereunder and the authorization, issuance and delivery of the Walker Lane Shares pursuant hereto have been taken or will be taken prior to Closing. This Agreement has been duly executed and delivered by Walker Lane, and (assuming the due authorization, execution and delivery hereof by each of the XON Stockholders) this Agreement is a valid and binding obligation of Walker Lane, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The issuance of the Walker Lane Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

(e) Consents and Approvals; No Violations.  Except for the filings, permits, and authorizations, and the consent and approval of the shareholders of Walker Lane that may be required for the transaction contemplated hereby, none of the execution, delivery or performance of this Agreement by Walker Lane, the consummation by it of the transactions contemplated hereby, or compliance by it with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Walker Lane, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Walker Lane is a party or by which it or any of its properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Walker Lane or any of its properties or assets, excluding from the foregoing subsections (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Walker Lane to consummate the transactions.

(f) Absence of Certain Changes.  Since the respective dates of the documents and other items provided to the designated representative of the XON Stockholders (other than in the ordinary course of business), there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of Walker Lane or any repurchase, redemption or other acquisition by it of a material number of its outstanding shares of capital stock; (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result, in a Material Adverse Effect on Walker Lane; (iii) any loss or waiver by Walker Lane of a valuable right or of a material debt owed to it, except for such losses or waivers that have not resulted and are not expected to result, in a Material Adverse Effect on Walker Lane; (iv) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which Walker Lane or any of its assets, business prospects or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect on Walker Lane; (v) any material change by Walker Lane in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except for any such change mandated by applicable accounting principles or practices; or (vi) any other event or condition of any character, except for such events and conditions described in the due diligence materials that have heretofore been provided by Walker Lane to the designated representative of the XON Stockholders, or that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on Walker Lane.

(g) Due Diligence Materials. Walker Lane has furnished or made available to the designated representative of the XON Stockholders, prior to the date hereof, copies of such written reports, business plans, financial projections and other materials concerning Walker Lane and its business prospects.  Each such document or other item provided to the designated representative of the XON Stockholders, as of its respective date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Walker Lane is not a party to any material contract, agreement or other arrangement which has not been disclosed to the designated representative of the XON Stockholders as part of such due diligence materials.

9. Restriction on Announcements and Disclosure.  No Party shall make any public announcement in relation to the transaction contemplated hereby without first having consulted with the other Parties.

10. Miscellaneous.

10.1. Each Party shall pay its own costs and expenses incurred in connection with the preparation, negotiation and closing of the transaction contemplated by this Agreement.

10.2. All fees and costs (if any) relating to the issuance of the Walker Lane Shares shall be borne by Walker Lane.

10.3. Any notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) days' prior written notice specified to the other Parties):

To XON Stockholders:

401 Congress Avenue Suite 1540

Austin, TX 78701-3851

To Walker Lane:

2103 South Wadsworth Blvd Ste 202

Lakewood, CO 80227

Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered: (a) if given or made by letter, when actually delivered to the relevant address; and

(b) if given or made by facsimile, when transmitted, subject to machine-printed confirmation of receipt being received by the sender.

10.4. Each Party undertakes to execute or cause to be executed all such documents and to do or cause to be done all such other acts and things as may be reasonable and necessary to give each of the other Parties the full benefit of this Agreement.

10.5. This Agreement shall be binding on and inure solely to the benefit of the XON Stockholders, Walker Lane and their respective successors and assigns. No Party shall assign any of their rights hereunder without the prior consent of the other Parties, which consent shall not be unreasonably withheld.

10.6. The exercise of or failure to exercise any right or remedy of any breach of this Agreement shall not, except as provided herein, constitute a waiver by such Party of any other right or remedy it may have in respect of that breach.

10.7. Any right or remedy conferred by this Agreement on any Party for breach of this Agreement by another Party (including without limitation the breach of any representations and warranties) shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

10.8. Any provision of this Agreement which is capable of being performed after Closing but which has not been fully and completely performed at or before Closing, and all representations and warranties and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect for a period of three (3) years following the Closing.

10.9. This Agreement constitutes the entire agreement among the Parties with respect to its subject matter (no Party having relied on any representation or warranty made by another Party which is not contained in this Agreement) and no variation of this Agreement shall be effective unless made in writing and signed by all of the Parties.

10.10. This Agreement supersedes all and any previous agreements, arrangements or understanding among the Parties relating to the matters referred to in this Agreement and all such previous agreements, arrangements or understandings (if any) shall cease to have any effect from the date hereof.

10.11. If at any time any provision of this Agreement is or becomes illegal, void or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

10.12. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and each Party hereby irrevocably submits to the non-exclusive jurisdiction of the federal and state courts of the State of Texas as regards any claim or matter arising under this Agreement.

IN WITNESS WHEREOF

this Agreement has been executed as of the day and year first above written.

“XON Stockholders”   XON Energy Resources, Inc., a Texas Corporation

By	/s/ Huntley Andrews

Name: Huntley Andrews

President and Chairman of the Board

“Walker Lane”   WALKER LANE EXPLORATION, INC., a Nevada

Corporation

By	/s/ Phillip Allen

Name: Phillip Allen

Title:   President and Chairman of the Board